UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 7, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

304 Inverness Way South, Suite 365 Englewood, CO 80112 (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303) 597-8737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective June 7, 2012, Mr. Anthony Marchese has stepped down as the non-executive Chairman of the Board of Texas Rare Earth Resources Corp. (the “Company”).  As the Company is moving towards an operational focus on its Round Top Mountain project with the anticipated release of a Preliminary Economic Assessment on the project later this month, Mr. Marchese and the Board of Directors of the Company (the “Board”) agreed that the non-executive Chairman of the Board should have experience in mineral project operations.  Mr. Marchese continues to serve as a director of the Company.

Effective June 8, 2012, the Board has appointed Mr. James Graham, an independent director of the Board, as interim non-executive Chairman of the Board, to run Board operations while the Board searches for a permanent non-executive Chairman of the Board.

James Graham was appointed as a director in April 2011. Mr. Graham currently serves as the chief executive officer of Nuclear Fuel Cycle Consulting providing services for the front end of the nuclear fuel cycle. He has an extensive career in the minerals and mining industry including mining in potash, coal, gold, and uranium using ISL, open pit, and underground methods, as well as working with corresponding plant, milling and ISL recovery facilities. Mr. Graham’s experience covers evaluation, acquisition, design and construction, operation, management, and trouble-shooting for various types of properties and facilities. From 1993 to 2009, he served as president and chief executive officer of ConverDyn, a partnership between Honeywell International and General Atomics, where he managed the global marketing of conversion services and oversight of Honeywell’s Metropolis Facility in Metropolis, Illinois. Mr. Graham was a senior vice president of General Atomics and responsible for the company’s nuclear fuel cycle activities from 1992 until 2004 and served as Chief Executive Officer and President of Total S.A.’s North American mining entities which included coal operations plus uranium operations and gold activities. Mr. Graham is a former member of the Nuclear Energy Institute (NEI) Board of Directors, served as Chairman of the Board of Governors for the World Nuclear Fuel Market (WNFM), and is the past Chairman of the NEI’s Nuclear Fuel Supply Forum. Mr. Graham also co-chaired the World Nuclear Association’s 2007 Global Nuclear Fuel Market study in London. Mr. Graham received his bachelor’s degree in metallurgical engineering in 1970 from Michigan Technological University.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. The anticipated release of the PEA is a forward-looking statement. When used in this report, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, risks and uncertainty regarding the completion and release of the PEA and the contents of the PEA, as well as those factors discussed under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q as filed on April 16, 2012 and the Company’s latest annual report on Form 10-K as filed on November 22, 2011 and other documents filed with the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward- looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: June 13, 2012	By:	/s/ K. Marc LeVier
K. Marc LeVier Chief Executive Officer